EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into effective as of May 9, 2003 (the "Effective Date"), by and among SEQUIAM BIOMETRICS, INC., a Florida corporation ("Buyer"), and SMART BIOMETRICS, INC., a Florida corporation ("Seller"), with reference to the following recitals:

     A. Seller is a technology company which researches, develops and manufactures, among other things, a high-tech, fingerprint-recognition gun lock, known as the Biometrics Device (the "Device"). Seller's business shall be referred to herein as, the "Business." Seller's principal place of business is located at 2772 Depot Avenue, Sanford, Florida 32773.

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all the assets used in or useful to the Business, including, without limitation: all intellectual property related to the research, development and manufacture of the Device; Seller's distributor network; Seller's names and logos; Seller's patent application filed and pending in the United States Patent and Trademark Office ("USPTO"); and Seller's trademarks and service marks, and trademark application filed and pending with the USPTO, on the terms and conditions set forth in this Agreement.

     C. Buyer and Seller intend that immediately following the purchase by Buyer from Seller of substantially all of the assets of the Business, Seller will cease to operate the Business and that thereafter neither Seller nor its principals will compete with Buyer as provided in the terms and conditions set forth in this Agreement.

     D. Buyer is a wholly-owned subsidiary of Sequiam Corporation, a California corporation ("Sequiam"). For federal income tax purposes, it is intended that this Agreement shall qualify as a reorganization within the meaning of Section 368(c) of the Internal Revenue Code (the "Code").

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Seller and Buyer (each, a "Party") hereby agrees as follows:

PURCHASE AND SALE OF ASSETS.
----------------------------

     Sale and Delivery. Seller agrees to sell and deliver to Buyer, and based
     -----------------
     upon the representations and warranties of Seller set forth herein, Buyer agrees to purchase and accept from Seller, on the terms and subject to the conditions set forth in this Agreement, and for the purchase price described in Section 0, all right, title and interest in and to all of the assets used by or useful to Seller in the Business, including without limitation, those certain assets and property identified in this Section 0 and its related subsections (such assets and property are hereinafter referred to as the "Assets"). The Assets shall specifically


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     include, but shall not be limited to, all right, title and interest in and to the following:

               (a) Intellectual Property. All right, title and interest in and
                   ---------------------
to any and all present and future intellectual property rights with respect to the Business, including, without limitation, the designs, formulae, know-how, trade secrets, processes, compositions, drawings, specifications, patterns, blueprints, plans, files, notebooks and records, proprietary and technical information, computer software, licenses of technology, and any and all other intangible personal property, together with all rights to and applications, licenses and franchises for, any of the foregoing, relating to the Business and all other intangible personal property used in or useful in the Business or with the Device (all written materials relating thereto hereinafter are referred to as the "Documents");

               (b) Distributor Network. All right, title and interest in and to
                   -------------------
Seller's distributor network;

               (c) Names and Logos. All right, title and interest in and to the
                   ---------------
name, "Smart Biometrics," and all right, title and interest in and to any and all other names and logos created, developed and/or used by Seller in the Business (identified on Schedule 1.1(c);

               (d) Patent Application. All right, title and interest in and to
                   ------------------
the patent application filed by Seller in connection with the Device and pending in the USPTO (identified on Schedule 1.1(d)) (the "Patent Application");

               (e) Trademarks/Trademark Application. All right, title and
                   --------------------------------
interest in and to any and all of the trademarks and service marks used by Seller in connection with the Business and/or the Device, and the trademark application filed by Seller and pending with the USPTO (identified on Schedule 1.1(e)) (the "Trademark Application").

               (f) Confidentiality Agreements. All right, title and interest in
                   --------------------------
and to those certain confidentiality agreements regarding the Assets identified on Schedule 1.1(f).

               (g) Contracts. All right, title and interest in and to those
                   ---------
certain contracts to which Seller is a party, identified on Schedule 1.1(g);
                                                            ----------------

               (h) Tangible Business Property. All of Seller's tangible
                   --------------------------
property, including without limitation, parts, inventory, work in-process and finished goods inventory, prototypes, molds, tooling, production equipment, furniture, computers and software identified on Schedule 1.1(h) (collectively,
                                                ---------------
"Tangible Property").

               (i) Customer Lists. All of Seller's customer lists and business
                   --------------
contacts identified on Schedule 1.1(i).
                       ----------------

     Purchase Price. The purchase price to be paid for the Assets shall be One
     --------------
     Million Five Hundred Thousand (1,500,000) shares of common stock of Sequiam (the "Purchase Price"). The Purchase Price shall be paid in accordance with
     Section 0(d) below.

     Liabilities. It is expressly understood and agreed that Buyer shall not be
     -----------
     liable for any of the


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     obligations or liabilities of Seller of any kind or nature, including, without limitation, any of the following debts, duties, liabilities or obligations which arose or will arise out of the ownership or operation of the Business at any time or use of the Assets prior to the Closing: (i) payroll expenses or liabilities; (ii) any "Tax" (as defined in Section 0 below) whatsoever, including, without limitation, any Tax liability owed to the Internal Revenue Service, and any Tax liability, fees or other assessments owed to the State of Florida, or any regional or local government entity located therein; (iii) product liability; (iv) loans secured by the Assets or any portion thereof; and (v) liability to employees, including, without limitation, sick leave, vacation benefits, health care benefits (including under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended), other accrued employee benefits, or employee liability claims.

     Taxes. Any and all state and local property taxes and assessments imposed
     -----
     upon the Assets shall be prorated between Buyer and Seller as of the Closing Date. Buyer will not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing.

     Operations. Buyer shall not be responsible for any operating expenses of
     ----------
     the Business at any time or of the Assets for any period before the Closing. Beginning on the Closing Date, Buyer shall be solely (and Seller shall not be) responsible for all operating expenses of the Assets.

     Allocation of the Purchase Price. The parties intend to allocate the
     --------------------------------
     Purchase Price among the Assets as set forth on attached Schedule0, and to
                                                              ---------
     abide by such allocation for all purposes including, without limitation, the reporting of all taxes. Notwithstanding the foregoing, the parties agree to adjust the allocation of the Purchase Price to the extent required to comply with Section 1060 of the "Code" (as defined in Section 0(e) below) and regulations promulgated thereunder.

     Expenses. Except as otherwise expressly provided herein, the parties shall
     --------
     each be responsible for the payment of any and all of their own expenses, including, without limitation, the fees and expenses of counsel, accountants, and other advisors, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement.

CLOSING. THE PURCHASE AND SALE OF THE ASSETS AND THE CONSUMMATION OF THE OTHER
-------
TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE CLOSED (THE "CLOSING") AS SOON AS ALL OF THE CONDITIONS TO CLOSING SET FORTH IN SECTIONS 7 AND 8 CAN BE REASONABLY SATISFIED, BUT IN NO EVENT BEYOND JULY 15, 2003 (THE "CLOSING DATE"). IF ALL OF THE CONDITIONS TO CLOSING SET FORTH IN SECTIONS 0 AND 0 BELOW HAVE NOT BEEN SATISFIED OR WAIVED ON OR BEFORE THE CLOSING DATE, THEN EITHER BUYER OR SELLER MAY TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO THE OTHER PARTY, WHEREUPON NEITHER PARTY SHALL HAVE ANY OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN. THE CLOSING DATE MAY BE EXTENDED BY AGREEMENT OF THE PARTIES. THE CLOSING SHALL BE CONSUMMATED AT THE OFFICES OF SEQUIAM BIOMETRICS, INC., 300 SUNPORT LANE, ORLANDO, FLORIDA 32809.

          (a) At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:


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               (i) a Certificate of Good Standing from the Florida Secretary of State, showing that Seller was validly formed and is in good standing;

               (ii) documents reasonably acceptable to Buyer evidencing that Seller has the necessary corporate authority to enter into this Agreement and consummate the transactions contemplated herein, including without limitation, resolutions or minutes of the meeting of each of the Directors and Shareholders of Seller approving this Agreement;

               (iii) an original assignment in the form of attached Exhibit
                                                                    -------
"A" (the "Assignment"), duly executed by Seller;
---

               (iv) an executed patent assignment and recordation form cover sheet in the form of attached Exhibit "B" (the "Patent Assignment and
                              -----------
Recordation Form Cover Sheet");

               (v) an executed trademark assignment and recordation form
cover sheet in the form of attached Exhibit "C" (the "Trademark Assignment and
                                    -----------
Recordation Form Cover Sheet");

               (vi) an original bill of sale in the form of attached Exhibit "D"
                                                                     -----------
(the "Bill of Sale"), duly executed by Seller;

               (vii) the original and all copies of the Documents, the Patent Application and the Trademark Application;

                              (vi) the originals and all copies of the Contracts
                    identified on Schedule 1.1(g), shall be attached to the Assignment; and

                              (vii) an executed non-disclosure agreement and
                    assignment of inventions in the form of attached Exhibit "E"
                                                                     -----------
                    (the "Non-Disclosure Agreement"), executed by Seller and each person that was an employee of Seller at any time during the thirty (30) days prior to the Effective Date through the Closing Date.

          (b) At the Closing, Buyer shall deliver or cause to be delivered to Seller irrevocable instructions (the "Instructions") to Sequiam's transfer agent, duly executed on behalf of Sequiam, authorizing and instructing the transfer agent to issue Two Million Two Hundred Fifty Thousand (2,250,000) shares of common stock of Sequiam to Seller, in accordance with Section 2(d) below.

          (c) All payments, documents, and instruments to be delivered on the Closing Date pursuant to this Agreement shall be regarded as having been delivered simultaneously, and no document or instrument shall be regarded as having been delivered until all documents and instruments to be delivered on the Closing Date have been delivered or delivery thereof shall have been waived by the party to whom such delivery was to be made. The Purchase Price shall be paid to Seller only in accordance with paragraph (d) below.

          (d) Upon Closing, Buyer shall deliver the Instructions to Sequiam's transfer


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
agent, and Sequiam's transfer agent shall issue to the Seller one share certificate for One Million Five Hundred Thousand (1,500,000) shares of common stock of Sequiam within five (5) business days of receipt of the Instructions (the "Certificate"). The Certificate shall contain the following legend:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT"), or the securities laws of any state, and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (i) an effective registration statement under the ACT and any applicable state laws, or valid exception thereto, (ii) to the extent applicable, in accordance with Rule 144 under the ACT (or any similar rule under the ACT relating to the disposition of securities), and (iii) an opinion of counsel, reasonably satisfactory to counsel to the issuer, that an exemption from registration under the ACT and applicable state law is available and such transfer is made in accordance with Rule 144.

          (e) Upon Closing, Buyer shall be entitled to possession of all Assets, and Seller shall provide Buyer reasonable access to all of Seller's facilities for a reasonable time following Closing to obtain possession of all Assets.

REPRESENTATIONS AND WARRANTIES OF SELLER.  SELLER HEREBY REPRESENTS AND WARRANTS
----------------------------------------
TO BUYER AS FOLLOWS:

     Organization and Standing. Seller is a corporation duly organized, validly
     -------------------------
     existing and in good standing under the laws of the State of Florida. Seller has full corporate power and authority to own the Assets and operate the Business as heretofore conducted.

     Authority to Contract. Seller has the right, power, legal capacity, and
     ---------------------
     authority to enter into and perform the obligations under this Agreement, and no approvals or consents of any persons or entities are necessary in connection with Seller's performance under this Agreement.

     Corporate Action. The execution and delivery of this Agreement by Seller
     ----------------
     has been duly authorized by all necessary corporate action on the part of Seller, and this Agreement, when executed and delivered, shall constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, except as such validity and enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights.

     No Brokers. No broker, finder or similar agent has been employed by or on
     ----------
     behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and Seller has not entered into any agreement or understanding of any kind with any person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

     No Conflicts. To the best of Seller's knowledge, the consummation of the
     ------------
     transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of any other agreement between Seller and a third party; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or


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
     violation of the articles of incorporation or bylaws of Seller; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the Assets.

     Title. Seller has good and marketable title to all of the Assets, in each
     -----
     case free and clear of all liens, charges or encumbrances, any restrictions on transfer, or any claims of any nature whatsoever.

     Litigation. There are no actions, suits, claims or other proceedings
     ----------
     (collectively, "Litigation") pending or, to the best of Seller's knowledge, contemplated or threatened against Seller or the Assets and no such actions, to the best of Seller's knowledge, that would prevent the transfer of the Assets.


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
------
     Full Disclosure. None of the representations or warranties furnished by
     ---------------
     Seller in this Agreement, including the Schedules and Exhibits to this Agreement and any other document or instrument furnished by Seller to Buyer pursuant to or in connection with this Agreement, contains or will contain any untrue statement of a material fact, or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     Completeness. The Documents are in all material respects complete and
     ------------
     correct. The personal property reflected in the Records constitutes all such personal property necessary for the conduct by Seller of the Business as now conducted.

     Taxes.
     -----

               (a) All Tax Returns (as defined below) required to be filed by Seller have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete in all material respects. Seller is not currently the beneficiary of any extension of time within which to file a Tax Return, nor has any such extension been requested by Seller.

               (b) To the knowledge of Seller, all Taxes owed by or relating to Seller (whether or not shown on any Tax Return) have been paid.

               (c)  There are no liens for Taxes  upon  any  of the Assets.

               (d) To the best of Seller's knowledge, no dispute or claim has been raised or claimed, and no such dispute or claim is threatened, by any taxing authority or any other governmental authority in connection with or relating to any Taxes of Seller. No deficiency for any Taxes has been proposed, asserted or assessed against Seller that has not been resolved and paid in full. There are no outstanding waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by or relate to Seller (including the time for filing of Tax Returns or paying Taxes) and Seller has no pending requests for any such waivers, extensions, or comparable consents.

               (e) Seller has complied in all respects with applicable laws, rules, regulations and other legal requirements relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, and 1446 of the Internal Revenue Code of 1986, as amended (the "Code") or similar provisions under any applicable state and foreign laws) and has within the time and manner prescribed by law, paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

               (f) Seller is not a party to and is not bound by nor has any obligation under any Tax-sharing allocation or indemnity agreement or similar contract or arrangement.

               (g) Seller is, and has been at all times since its incorporation, properly characterized as a corporation for federal and applicable state and local income tax purposes.


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
               (h) Seller does not expect any taxing authority, or other governmental authority, to claim or assess any additional Taxes payable by or relating to Seller for any period ending on or prior to the Closing Date and, to the knowledge of Seller, there are no facts which could constitute grounds for the assessment of any Taxes payable by or relating to Seller for any period on or prior to the Closing Date.

               (i) None of the Assets are "tax exempt use property" within the meaning of Section 168(h) of the Code.

               (j) Seller is not subject to liability as a transferee pursuant to Code Section 6901 et seq., nor will Buyer be subject to such liability as a direct or indirect result of its purchase of the Assets.

               (k) Seller does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and the relevant foreign jurisdiction.

For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including, without limitation, income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, escheat or withholding taxes, and any premium, together with any interest, penalties and additions in connection with the foregoing. For purposes of this Agreement, "Tax Return" shall mean any return (including any information return) declaration, report, estimate, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any legal requirement relating to any Tax.

     Employee Benefits. At Closing, Seller shall have no outstanding liability
     -----------------
     or obligation to any current or former employee of Seller. Seller and its affiliates have complied in all material respect with (a) the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (b) the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any employee benefit plan, or become entitled to severance, termination allowance or similar benefits as a direct result of the transactions contemplated by this Agreement.

     Compliance. To Seller's knowledge, Seller has complied and is in compliance
     ----------
     with all laws, rules, regulations, ordinances, orders, decrees, writs, injunctions, building codes, safety, fire and health approvals, certificates of occupancy or other governmental restrictions applicable to the Business or the Assets.

     Use of Trade Name. To the best knowledge of Seller, no other party has
     -----------------
     obtained the right to use the trade name "Smart Biometrics," or any substantially similar names.

     Trade Names, Trademarks and Copyrights. Seller has no knowledge of any
     --------------------------------------
     infringement or


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
     alleged infringement by others of any trade name, trademark, service mark or copyright used at any time in connection with the Assets or Business. Seller has not infringed, and is not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation with respect to the Business or Assets. Seller is not a party to any license, agreement, or arrangement, whether as a licensee, licensor, franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights. Seller owns, or holds adequate licenses or other rights to use all trademarks, service marks, trade names and copyrights necessary or used for the Business or in connection with the Assets and such use does not, and to the best of Seller's knowledge, will not, conflict with, infringe on, or otherwise violate any rights of others. Seller has the right to sell or assign to Buyer all such owned trademarks, trade names, service marks, and copyrights, and all such licenses or other rights.

     Contracts. The Contracts listed on attached Schedule 1.1(g) are all of the
     ---------
     material Contracts used or useful in the Business. A complete and accurate copy of each of the Contracts identified on Schedule 1.1(g) shall be delivered to Buyer prior to Closing and the originals of each of the Contracts shall be attached to the Assignment at Closing. Seller warrants and represents that it is not currently in breach of, nor has it breached, any of its obligations under the respective Contracts. Seller further warrants and represents that it has not waived any of the rights or interests owed to it pursuant to the Contracts.

     Other Contracts. Except as otherwise disclosed herein, Seller is not a
     ---------------
     party to, nor are the Assets bound by, any material distributor's or manufacturer's representative or agency agreement, any output or requirements agreements; or any other material agreement not identified in this Agreement.

     Compliance with the Law. To the best of Seller's knowledge, the operations
     -----------------------
     of the Business have been conducted in accordance with all applicable laws, regulations and other requirements of the United States of America and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Business, the failure to comply with which would have a material adverse effect on the operation or properties of the Business. Seller has not received notice of any asserted present or past violation of any applicable federal, state or local statute, law or regulation (including, without limitation, OSHA and environmental laws, any applicable building, zoning or other law, ordinance or regulation) materially affecting either the Business or the Assets, and no such material violation exists. To the best of Seller's knowledge, Seller has procured and has maintained in effect all local, state and federal permits required which does not materially have a material adverse effect on the operation of the Business.

     Future Use. Seller does not have any information, and is not aware of any
     ----------
     facts, which would or could adversely affect the future use of the Assets by Buyer in the manner previously used by the Seller prior to the Effective Date.

     Experience. The Seller is sufficiently experienced in financial and
     ----------
     business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Stock.


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
     Own Account. The Seller is purchasing the Stock as principal for its own
     -----------
     account. The Seller is purchasing the Stock for investment purposes only and not with an intent or view towards further sale or distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof, and has not pre-arranged any sale with any other purchaser.

     Exemption. The Seller understands that the offer and sale of the Stock are
     ---------
     not being registered under the Securities Act based on the exemption from registration provided by Rule 506 promulgated under Section 4(2) of the Securities Act and that the Buyer is relying on such exemption.

     Importance of Representations. The Seller understands that the Stock is
     -------------------------------
     being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such safe harbor and the suitability of the Seller to acquire the Stock.

     No Registration. The Stock has not been registered under the Securities Act
     ---------------
     and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC") or unless an exemption from the registration requirements under the Securities Act is available. The Seller represents and warrants and hereby agrees that all offers and sales of the Stock shall be made only pursuant to such registration or to such exemption from registration. The Seller acknowledges that the Stock shall contain a restrictive legend in accordance with Rule 144.

     Risk. The Seller acknowledges that the purchase of the Stock involves a
     ----
     high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Stock, including the total loss of its investment.

     Current Information. The Seller has been furnished with or has acquired
     -------------------
     copies of all requested information concerning the Buyer, including a copy of the Form 10-KSB for the period ending December 31, 2002, and Forms 8-K filed on March 13, 2003, and April 17, 2003, respectively.

     Independent Investigation. The Seller, in making the decision to purchase
     -------------------------
     the Stock subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Seller and such representatives, if any, have prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Buyer or any person acting on its behalf concerning the terms and conditions of this offering. The Seller and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Buyer and materials relating to the offer and sale of the Stock which have been requested. The Seller and its advisors, if any, have received complete and satisfactory answers to any such inquiries.


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
     No Recommendation or Endorsement. The Seller understands that no federal,
     --------------------------------
     state or provincial agency has passed on or made any recommendation or endorsement of the Stock.


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
     Non-Affiliate Status. The Seller is not an affiliate of the Buyer nor is
     --------------------
     any affiliate of the Seller an affiliate of the Buyer.

     No Advertisement or General Solicitation. The sale of the Stock has not
     ----------------------------------------
     been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

REPRESENTATIONS AND WARRANTIES OF BUYER. BUYER HEREBY REPRESENTS AND WARRANTS
---------------------------------------
TO SELLER AS FOLLOWS:

     Organization and Standing. Buyer is a corporation duly organized, validly
     ---------------------------
     existing and in good standing under the laws of the State of Florida. Buyer has full power and authority to own its assets and operate its business as heretofore conducted.

     Authority to Contract. Buyer has the right, power, legal capacity, and
     ---------------------
     authority to enter into and perform the obligations under this Agreement, and no approvals or consents of any persons or entities are necessary in connection with Buyer's performance under this Agreement.

     Action. The execution and delivery of this Agreement by Buyer has been duly
     ------
     authorized by all necessary corporate action on the part of Buyer, and this Agreement, when executed and delivered, shall constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such validity and enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights.

     No Brokers. No broker, finder or similar agent has been employed by or on
     ----------
     behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and Buyer has not entered into any agreement or understanding of any kind with any person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

     No Conflicts. To the best of Buyer's knowledge, the consummation of the
     ------------
     transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of organization or operating agreement of Buyer; or (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Buyer.

     Disclosure. No representation or warranty by Buyer and no statement or
     ----------
     certificate furnished or to be furnished by or on behalf of Buyer to Seller or its agents pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

CONDUCT OF BUSINESS PENDING CLOSING. DURING THE PERIOD COMMENCING ON THE DATE
-----------------------------------
HEREOF AND CONTINUING THROUGH THE CLOSING DATE, SELLER COVENANTS AND AGREES (EXCEPT AS EXPRESSLY CONTEMPLATED BY THIS AGREEMENT OR TO THE EXTENT THAT BUYER SHALL OTHERWISE CONSENT IN WRITING) TO ENSURE THAT:

     Qualification. Seller shall remain in good standing in Florida.
     -------------

     Access. Buyer and its authorized representatives shall have reasonable
     ------
     access to the Assets, the customers of the Business, and Seller's personnel engaged in the Business in order to verify further Seller's representations and warranties set forth in this Agreement.

     Maintain Assets. Seller shall maintain the Assets in good working condition
     ---------------
     and shall take reasonably steps to insure that the Assets are not damaged, lost, destroyed or impaired.

     Tax Assessments and Audits. Seller shall furnish promptly to Buyer a copy
     -----------------------------
     of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to Seller's operations for periods ending on or prior to the Closing Date.

ADDITIONAL  COVENANTS.
---------------------

     Covenants of Seller. During the period from the date hereof through the
     -------------------
     Closing Date, Seller agrees to:

               (a) use commercially reasonable efforts to comply promptly with all applicable legal requirements with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to Buyer in connection with, any such requirements imposed upon Buyer or upon any of Buyer's affiliates in connection herewith;

               (b) use commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 0; and

               (c) maintain the confidentiality of the transactions contemplated by this Agreement, and any and all information concerning Buyer and its business acquired by Seller in connection with this Agreement, for a period of two (2) years after Closing.

               (d) continue to perform any and all obligations required of it under the Contracts and take any and all lawful measures to protect the rights and interests owed to it under the Contracts.

     Covenants of Buyer. During the period from the date hereof to the Closing
     ------------------
     Date, Buyer agrees to:

               (a) use commercially reasonable efforts to comply promptly with all requirements that applicable legal requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Seller in connection with any such requirements imposed upon Buyer in connection herewith;

               (b) use commercially reasonable efforts to obtain any and all of Buyer's Consents required to be obtained in connection with the transactions contemplated by this Agreement;

               (c) use commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 0; and

               (d) maintain the confidentiality of the transactions contemplated by this Agreement, and any and all information concerning Seller and the Business acquired by Buyer in connection with this Agreement, for a period of two (2) years after Closing.

     Further Assurances. At any time and from time to time after the Closing,
     -------------------
     each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and shall take such other actions as the other may reasonably request to carry out the purpose and intent of this Agreement.

     Confidentiality.
     ---------------

               (a) Acknowledgment. Each of Buyer and Seller acknowledges the
                   --------------
confidential and proprietary nature of the Confidential Information (as defined below), agrees to hold and keep the same as provided in this Section 0, and otherwise agrees to each and every restriction and obligation in this Section 0.

               (b) Confidential Information. Confidential Information means and
                   ------------------------
includes any and all:

                    (i) trade secrets concerning the business and affairs of either Buyer or Seller (the "Provider") provided to the other party (the "Recipient"), including product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable state trade secret law); and

                    (ii) information concerning the business and affairs of the Provider (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented) that has been or may hereafter be provided or shown to the Recipient by the Provider or by the Provider's representatives or is otherwise obtained from review of Provider documents or property or discussions with the Provider's representatives by the Recipient or by the Recipient's representatives (including current or prospective financing sources) or representatives of the Recipient's representatives irrespective of the form of the communication, and also includes all notes, analyses, compilations, studies, summaries, and other material prepared by the Recipient or the Recipient's representatives containing or based, in whole or in part, on any information included in the foregoing. Any trade secrets of the Provider will also be entitled to all of the protections and benefits under the applicable state trade secret law and any other applicable law.

               (c) Restricted Use of Confidential Information. The Recipient
                   ------------------------------------------
agrees that the Confidential Information (a) will be kept confidential by the Recipient and the Recipient's representatives and (b) without limiting the foregoing, will not be disclosed by the Recipient or the Recipient's representatives to any person except as expressly otherwise permitted by the terms of this Section 0. It is understood that the Recipient may disclose Confidential Information to only those of the Recipient's representatives who
(i) require such material for the purpose of evaluating the Transaction, and
(ii) are informed by the Recipient of the confidential nature of the Confidential Information and the obligations of this Section 0. The Recipient further agrees that the Recipient and the Recipient's representatives will not use any of the Confidential Information either for any reason or purpose other than to evaluate the Transaction or in any way detrimental to the Provider (it being acknowledged that any use other than evaluation of and negotiating the Transaction will be deemed detrimental). The Recipient also agrees to be responsible for enforcing the terms of this Section 0 as to the Recipient's representatives and the confidentiality of the Confidential Information and to take such action, legal or otherwise, to the extent necessary to cause them to comply with the terms and conditions of this Section 0 and thereby prevent any disclosure of the Confidential Information by any of the Recipient's representatives (including all actions that the Recipient would take to protect its own trade secrets and confidential information).

               (d) Exceptions. All of the foregoing obligations and
                   ----------
restrictions do not apply to that part of the Confidential Information that the Recipient demonstrates (a) was or becomes generally available to the public other than as a result of a disclosure by the Recipient or the Recipient's representatives or (b) was available, or becomes available, to the Recipient on a non-confidential basis prior to its disclosure to the Recipient by the Provider or Provider's representatives. Nothing contained in this Section 0 shall limit or otherwise apply to Buyer's use and disclosure of the Assets after the Closing.

               (e) Required Disclosure. The Recipient or such Recipient's
                   -------------------
representative may furnish that portion (and only that portion) of the Confidential Information that is required to disclose under the applicable federal and state securities laws.

               (f) Return of Confidential Information. If this Agreement is
                   ----------------------------------
terminated for any reason, then (a) the Recipient (i) will promptly deliver to the Provider all documents or other materials furnished by the Provider or any of Provider's representative to the Recipient or the Recipient's representatives constituting Confidential Information, together with all copies and summaries thereof in the possession or under the control of the Recipient or the Recipient's representatives, and (ii) will destroy materials generated by the Recipient or the Recipient's representatives that include or refer to any part of the Confidential Information, without retaining a copy of any such material or (b) alternatively, if the Provider requests or gives its prior written consent to the Recipient's request, the Recipient will destroy all documents or other matters constituting Confidential Information in the possession or under the control of the Recipient or the Recipient's representatives. Any such destruction pursuant to the foregoing must be confirmed by the Recipient in writing to the Provider (such confirmation must include a list of the destroyed materials).

               (g) Remedies. The Recipient agrees to indemnify and hold the
                   --------
Provider and its stockholders harmless from any damages, loss, cost, or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure by the Recipient or the Recipient's representatives of the Confidential Information or other violation of this Section 0. In addition, because an award of money damages (whether pursuant to the foregoing sentence or otherwise) would be inadequate for any breach of this Section 0 by the Recipient or the Recipient's representatives and any such breach would cause the Provider irreparable harm, the Recipient also agrees that, in the event of any breach or threatened breach of this Section 0, the Provider will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to the Provider.

     Press Releases. Except as required by applicable law, Seller shall not make
     --------------
     any public statement or press releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Buyer, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, following the Closing, Buyer may announce its ownership of the Assets.

CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE. THE OBLIGATIONS OF BUYER TO
-------------------------------------------
CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE SUBJECT TO THE SATISFACTION, AT OR PRIOR TO THE CLOSING DATE, OF THE FOLLOWING CONDITIONS:

     Covenants. Seller shall have performed and complied with, in all material
     ---------
     respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including without limitation, delivery of those documents and things required by Section 2(a) above.

     Representations and Warranties. All of the representations and warranties
     ------------------------------
     made by Seller in this Agreement shall be true, accurate, complete and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

     Actions Affecting Closing. No suit, action, investigation, inquiry or other
     -------------------------
     proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     Consents. All necessary agreements and consents of any person or entity to
     --------
     the consummation of the transactions contemplated by this Agreement shall have been obtained.

     Adverse Changes. During the period from the Effective Date to the Closing
     ---------------
     Date, there shall not occur any materially adverse change in the operations, financial condition, liabilities, Assets, or prospects of the Business.

     Payment of Taxes. All past due or preexisting tax liabilities of Seller,
     ----------------
     including all sales, use, property, payroll, withholding and any other federal, state or local taxes and assessments, shall be paid by Seller on or before the Closing Date.

     Approval of Documentation. The form and substance of all certificates,
     -------------------------
     instruments, opinions, and other documents delivered to Buyer under this Agreement, shall be satisfactory in all reasonable respects to Buyer and its counsel.

     Stockholders Consent. The sale of Assets pursuant to this Agreement shall
     ---------------------
     have been approved by the requisite votes of the stockholders of Seller pursuant to Seller's Certificate of Incorporation, as amended, and in accordance with Florida law.

CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE. THE OBLIGATIONS OF SELLER TO
--------------------------------------------
CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE SUBJECT TO THE SATISFACTION, AT OR PRIOR TO THE CLOSING, OF THE FOLLOWING CONDITIONS:

     Covenants. Buyer shall have performed and complied with, in all material
     ---------
     respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or at the time of Closing, including without limitation, delivery of those documents and things required by Section 2(b) above.

     Representations and Warranties. All of the representations and warranties
     ------------------------------
     made by Buyer in this Agreement shall be true, accurate, complete and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

     Actions Affecting Closing. No action shall be pending or threatened before
     -------------------------
     any governmental entity in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might eventuate in any such action shall be pending or threatened.

     No Litigation. No order of any court shall have been issued or entered
     -------------
     which would be violated by the completion of the transactions contemplated hereby. No person or entity who or which is not a party to this Agreement shall have commenced or threatened to commence any Litigation seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated by this Agreement.

     Consents. All necessary agreements and consents of any person or entity to
     --------
     the consummation of the transactions contemplated by this Agreement shall have been obtained.

     Approval of Documentation. The form and substance of all certificates,
     -------------------------
     instruments, and other documents delivered to Seller under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel.

     Stockholders Consent. The sale of Assets pursuant to this Agreement shall
     --------------------
     have been approved by the requisite votes of the stockholders of Seller pursuant to Seller's Articles of Incorporation, as amended, Bylaws, as amended, and in accordance with Florida law.

POST-CLOSING COVENANTS.
----------------------

     No Retention of Employees. Buyer has made no commitment to assume or
     -------------------------
     otherwise acquire any employment relationship that may exist between Seller and Seller's employees as of the Closing Date.

     Resale Permit. Upon request, Buyer shall provide Seller with evidence as
     -------------
     required by the State of Florida in connection with Florida sales tax to show the purchase of the Inventory is for resale purposes.

     Use of Trade Names. After the Closing Date, neither Seller nor its
     ------------------
     affiliates shall use or employ in any manner, directly or indirectly, the following trade names: (a) Smart Biometrics; (b) Biometrics; or any substantially similar names.

TERMINATION.  THIS AGREEMENT MAY BE TERMINATED AT ANY TIME PRIOR TO THE CLOSING:
-----------

          (a) by mutual consent of Buyer and Seller;

          (b) by Seller, on the one hand, or by Buyer, on the other hand, by written notice to the other party or parties hereto if the sale of Assets shall not have been consummated on or before July 15, 2003 (or such later date as Buyer and Seller may agree), provided that in the case of a termination under this clause (b), the party or parties terminating this Agreement shall not then be in material breach of any of their obligations under this Agreement;

          (c) by Buyer if there has been a material misrepresentation, material breach of warranty or material breach of covenant by Seller under this Agreement and Buyer is not then in material default of Buyer's obligations hereunder; provided, however, Seller shall have thirty (30) days after receiving written notice of such breach to cure; or

          (d) by Seller if there has been a material misrepresentation, material breach of warranty or material breach of covenant by Buyer under this Agreement and Seller is not then in material default of its obligations hereunder; provided, however, Buyer shall have thirty (30) days after receiving written notice of such breach to cure.

Upon termination of this Agreement as provided above, this Agreement shall terminate and there shall be no liability or obligation thereafter arising on the part of any party hereto or their respective directors, officers, employees, agents or other representatives; provided, however, in the event of termination of this Agreement as provided in clause (b), (c) or (d) of this Section 0, such termination shall be without prejudice to any rights that the terminating party may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise.

INDEMNIFICATION.
---------------

     Indemnification by Seller. From and after the Closing, Seller, jointly and
     -------------------------
     severally, shall indemnify, defend and hold harmless Buyer and its shareholders, officers, directors, managers, constituent members, constituent partners, beneficiaries, trustees, affiliates, agents, employees, representatives, assigns, attorneys, heirs, predecessors, and successors (collectively, "Buyer's Indemnified Parties") from and against any and all claims, demands, actions, causes of action, judgments, settlements, losses, damages, liabilities, compromises, injuries, lawsuits, deficiencies, obligations, costs and expenses, including reasonable attorneys' fees, expert witness fees and related costs as incurred by Buyer, including any and all costs associated with defense of this Agreement or the transactions contemplated herein, or any other claim before a bankruptcy court or other court, trustee or receiver regarding this Agreement, the Assets or the transactions contemplated herein (collectively, "Claims"), whether such Claims are fixed or contingent, that any Buyer's Indemnified Parties shall incur or suffer, that arise, result from or relate to:

               (a) any breach of, or failure by Seller to perform, any of its representations, warranties, covenants, or agreements set forth in this Agreement;

               (b) any event or circumstance occurring prior to the Closing which is attributable or related to the operation or ownership of the Business or Assets by Seller; or

               (c) any obligation, debt or liability of Seller.

     Indemnification by Buyer. From and after the Closing, Buyer shall
     ------------------------
     indemnify, defend and hold harmless Seller and their respective shareholders, officers, directors, managers, constituent members, constituent partners, beneficiaries, trustees, affiliates, agents, employees, representatives, assigns, attorneys, heirs, predecessors, and successors (collectively, "Seller's Indemnified Parties") from and against any and all Claims, whether such Claims are fixed or contingent, that any Seller's Indemnified Parties shall incur or suffer, that arise, result from or relate to:

               (a) any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants, or agreements in this Agreement but subject to each and all of the terms, conditions and limitations set forth therein; or

               (b) any event or circumstance occurring following the Closing which is attributable or related to the operation or ownership of the Assets by Buyer.

     Survival. Notwithstanding any provision of this Agreement to the contrary,
     --------
     the indemnity obligations of the parties in this Section 0 and the covenants set forth in Section 0 and Section 0 shall be deemed to be continuing and shall survive the Closing.

GENERAL PROVISIONS.
------------------

     Destruction of Property. If any of the Assets shall be substantially
     -----------------------
     damaged or destroyed by fire or other cause prior to Closing, Seller shall immediately notify Buyer and furnish Buyer a written statement of the amount of insurance, if any, payable on account thereof. In the event of such damage or destruction, Buyer may elect (i) to require that Seller restore the Intellectual Property to the condition on the date of this Agreement or (ii) to declare this Agreement null and void.

     Notices. All notices and other communications under or in connection with
     -------
     this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail, return receipt requested, upon the earlier of actual delivery or three days after being so mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

          (a) If to Buyer, addressed to:
                    SEQUIAM BIOMETRICS, INC.
                    Attn: Mr. Mark Mroczkowski
                    300 Sunport Lane
                    Orlando, Florida 32809

          With a copy to:
                    LEE & GODDARD LLP
                    Attn: Raymond A. Lee, Esq.
                    18500 Von Karman Avenue, Suite 400
                    Irvine, California 92612

          (b) If to Seller, addressed to:
                    SMART BIOMETRICS, INC.
                    Attn: James C. Stanley
                    2772 Depot Avenue
                    Sanford, Florida 32773

     Severability. The provisions of this Agreement are intended by the parties
     ------------
     to be severable and divisible, and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable any other provision or term of this Agreement.

     Entire Agreement. This Agreement, including the exhibits and schedules
     ----------------
     attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

     Successors and Assigns. This Agreement shall be binding upon and inure to
     ----------------------
     the benefit of Buyer and Seller and their respective successors, heirs and assigns; provided, however, that no party shall directly or indirectly transfer or assign any of such party's respective rights or obligations hereunder in whole or in part without the prior written consent of the other party, and any such transfer or assignment without said consent shall be void. Subject to the immediately preceding sentence, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

     Counterparts. This Agreement may be executed in one or more counterparts,
     ------------
     each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

     Attorneys' Fees. In the event of any legal, equitable or administrative
     ----------------
     action or proceeding (each, a "Proceeding") brought by any party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such Proceeding, including costs of appeal, if any, in such amount that the court or administrative body having jurisdiction over such Proceeding may award.

     Arbitration. If a dispute or claim shall arise with respect to any of the
     -----------
     terms or provisions of this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within fifteen
     (15) days after such notice is given. Any such arbitrator so selected is to mutually acceptable to both parties. If both parties are unable to agree upon a single arbitrator, each party shall appoint one (1) arbitrator. If either party does not appoint an arbitrator within five (5) days after the other party has given notice of the name of its arbitrator, the single arbitrator appointed by the party giving notice shall be the sole arbitrator and such arbitrator's decision shall be binding upon both parties. If two (2) arbitrators are appointed, these two (2) shall appoint a third arbitrator who shall be the sole arbitrator who shall resolve the dispute. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. All proceedings before the arbitrator shall be held in Orange County, Florida unless another location is agreed to by the parties.

     Survival. Except as expressly provided herein, the representations,
     --------
     warranties, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement and the completion of the transactions contemplated herein.

     Incorporation. The recitals, schedules and exhibits to this Agreement are
     -------------
     incorporated herein and, by this reference, made a part hereof as if fully set forth in each section of this Agreement as applicable.

     Amendment. This Agreement may be amended at any time by a written
     ---------
     instrument executed by Buyer and Seller. Any amendment effected pursuant to this Section shall be binding upon all parties hereto.

     Waiver. Any term or provision of this Agreement may be waived in writing at
     ------
     any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement.

     Construction. The section and subsection headings used herein are inserted
     ------------
     for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

     Governing Law. This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of Florida, County of Orange without giving effect to any principle or doctrine regarding conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

"SELLER"

SMART BIOMETRICS, INC.,
a Florida corporation

By:
   -------------------------------
     James  C.  Stanely,  Chairman


"BUYER"

SEQUIAM  BIOMETRICS,  INC.,
a  Florida  corporation


By:
   ----------------------------------------------
     Nicholas  VandenBrekel,  President  and  CEO

                                  SCHEDULE 0(c)

                                 NAMES AND LOGOS

1.     SMART  BIOMETRICS,  INC.
2.     SMART  BIOMETRICS
3.     SBI  FINGERPRINT  LOGO

                              [Please attach logos]









                                  SCHEDULE 0(c)

                                  SCHEDULE 0(d)

                               PATENT APPLICATION


1.     United  States  Provisional  Patent  Application  No.  60/302,154.
2.     United  States  Nonprovisional  Patent  Application  No.  10/185,453.









                                  SCHEDULE 0(d)

                                 SCHEDULE 1.1(e)

                       TRADEMARKS / TRADEMARK APPLICATION

ARTICLE     1.     1.     SMART  BIOMETRICS
ARTICLE     2.     2.     TRADEMARK  APPLICATION,  SERIAL  NO.  78230740









                                  SCHEDULE 0(e)

                                 SCHEDULE 1.1(f)

                           CONFIDENTIALITY AGREEMENTS

1.   Sequiam Corporation: 300 Sunport Lane, Orlando, FL 32809
2.   Access Orlando: 135 N Magnolia Avenue, Orlando, FL 32801
3.   ACCI Meotrix, Inc.: 8300 N Meridian Street, Indianapolis, IN 46260
4.   ACI Worldwide, Inc.: 330 South 108th Avenue, Omaha, NE 68154
5.   Accurate Reproductions: 2060 Apopka Boulevard
6. Akron Porcelain & Plastics Co.: P.O. Box 15157, 2739 Cory Avenue, Akron, OH 44314-0157
7. AMPS Wireless Data, Inc.: 8800 N Gainey Center Drive, Suite 276, Scottsdale, AZ 85258
8.   Artur Madej: 505 Avenue A, NW Ste 218, Winter Haven, FL 33881
9. Applied Biometrics Products, Inc.: 600 Blair Park Road, Suite 155, Williston, VT 05495
10.  Applied Manufacturing Concepts: 550 Gus Hipp Boulevard, Rockledge, FL 32955
11.  Axcess, Inc.: 3208 Commander, Carrollton, TX 75006
12.  Vaughn A. Smith/Bayer: 592 Flannery Place, Mt. Pleasant, SC 29466
13.  Bio Met Access Co, LLC: Springfield, MD
14. Biometric Security Solutions, Inc.: 1544 Crossbeam Drive, Casselberry, FL 32707
15.  CBX/BUD Ind.: 1173 Spring Center Boulevard, Altamonte Springs, FL 32714
16.  CISA: Via Oberdan, 42, 48018 FAENZA (RA) - Italy
17.  Colin Cave: 507 Timber Ridge Drive, Longwood, FL 32779
18. Computech Business Systems, LC: 2915 Central Expressway E, Wichita Falls, TX 76302
19.  Conelec of Florida, Inc.: 421 Cornwall Road, Sanford, FL 32773
20.  Contec Electronics: 1504 Industrial Drive, New Smyrna, FL 32168
21.  Control Electronics & Ass., Inc.
22.  CET: 304 Citrus Drive, Nokumis, FL 34275
23.  Vincent DiFranzo, Jr., Inc.: 1236 Winding Meadows Road, Rockledge, FL 32955
24.  Diligent Consulting: 1113 Main Street, Windermere, FL
25.  Larry C. Dilligard: 323 Borada Road, Sanford, FL
26.  DOF, Et Al: P.O. Box 616681 Orlando, FL 32861
27. Dreifus Associates Limited, Inc.: 3300 Lake Mary Boulevard, Suite 300, Lake Mary, FL 32746
28.  Offie Lee Drennan: 11073 Windsong Circle #103, Naples, FL 34109
29.  Volume & Velocity, Inc.: 3681 NE 7th Street, Ocala, FL 34470
30.  Electronic Manufacturing Services: 3020 Nelson Colon Street, St. Mayaguez,
     PR
31.  Electro World, Inc.: 312 Aulin Avenue, Oviedo, FL 32765
32.  Emerald Capital Group: 255 S Orange Avenue, Orlando, FL
33.  FAB-TECH Industries: 435 Gus Hipp Boulevard, Rockledge, FL 32955
34.  Florida State University School, Inc.: FSU 4420, Tallahassee, FL 32306-4420
35.  FM Corporation: 3535 Hudson Road, P.O. Box 1720, Rogers, AR 72757-1720
36.  Food Services Solutions
37.  Good Health Network, Inc.: 218 Jackson Street, Maitland, FL 32751
38.  David R. Griffiths of Insurance by Ken Brown, Inc.
39. HCS Financial Inc. and John Fisher: 901 Douglas Avenue, Suite 200, Altamonte Springs, FL 32714
40.  Harmony Castings: 251 Perry Highway, Harmony, PA 16037


                                  SCHEDULE 0(f)

41.  Homak Mfg. Co.: 5151 W 73rd, Bedford Park, IL
42.  iGate, Inc.: 455 South 4th Avenue Ste 910, Louisville, KY 40202
43.  Jestertek, Inc.: 151 Bristol Drive, Woodbury, NY 11797
44.  Keen Machine & Sheet Metal, Inc.: 733 N Drive, Suite B, Melbourne, FL 32934
45.  Kinetics: 615 Crescent Execute Drive, Lake Mary, FL 32746
46. TransAtlantic Finance, Ltd.: 5703 Red Bug Lake Road, Suite 226, Winter Springs, FL 32708
47.  Leapfrog Global IC Products, Inc.: Maitland, FL
48.  Leapfrog Smart Products, Inc.: 1011 Maitland Center Common, Maitland, FL
49.  Loyalty Real Time, LLC: 2273 Laurel Run Drive, Ocala, FL 34471
50.  LR Alliance Mfg., Inc.: 4730 NW 128th St. Rd., Opalocka, FL 33054
51.  DTI Industries, Inc.: Orlando, FL
52.  Mack Design, Inc.: 150 Lucius Gordon Drive, Suite 111, West Henrietta, NY
53.  Manufacturing Solutions, Inc.: 2767 W. State Road 434, Longwood, FL 32779
54.  Louis Bollman of Mastronet: 1515 W. 22nd Street, Suite 125
55.  Metal Essence, Inc.
56.  Metal Form, Inc.: 3400 Gateway Drive, Pompano Beach, FL
57.  Meeke, Dorman & Company, P.A.: 2180 W. State Road 434, Suite 4148
58.  Merriman River Association: P.O. Box 185332, Hamden, CT 06518
59. Jim McVicar of CalTex Marketing Group, Inc.: 4266 Kellway Circle, Addison, TX 75001
60.  Jim Michals of Bernard Michals Ins.: 160 A Comm. Avenue, Boston MA
61.  Donald Smith of Molex, Inc.
62.  Mossberg Group, Inc. & It's Affiliates: Daytona Beach, FL
63.  nView Corporation: 860 Omni Boulevard, Newport News, VA 23606
64.  Mnemonics, Inc.: 3900 Dow Road, Melbourne, FL 32934
65.  nSuite Technologies, Inc.
66.  Option Technologies Interactive, LLC: 4399 36th Street SW, Orlando, FL
     32811
67.  OTB Services LLC: 4435 44th Street, Holland, MI 49423
68.  ORGA Card Systems, Inc.
69.  OTI America, Inc.: 4988 Great America Parkway, Santa Clara, CA 95054
70.  PAR Worldwide Group, Inc.: 2385 Aerial Way, Brooksville, FL 34604
71.  P.S.A.: P.O. Box 6180, Newport Beach, CA 92658
72.  PA Sports: P.O. Box 6180, Newport Beach, CA 92658
73.  PFI Plastics: 5600 Surrey Square, Houston TX 77017
74.  William Pippin of Developing Technologies and Research, Inc.
75.  Photocircuits Corporation: 31 Seacliff Avenue, Glencove, NY 11542
76.  Polymer Flip Chip Corporation: 5 Fortune Drive, Billerica, MA 01821
77.  POSH Mfg. Ltd.: #3-3531 Jacombs Road, Richmond, B.C., Canada V6V 1Z8
78.  Progressive Engineering: 1453 Shadwell Circle, Heathrow, FL 32746
79.  Protegrity: 1177 Summer Street, Stamford, CT 06905
80.  QXI: 127 W Church Avenue, Longwood, FL 32750
81.  Ram Computers: 124 Calabris Springs Cove, Sanford, FL 32771
82. Rainbow BioTech Pty Ltd.: Level 20, 99 Walker Street, North Sydney, NSW, Australia, 2060
83.  Reinforced Plastics Ind. Inc.: 400 Maguire Road, Ocoee, FL 34761
84.  REK Manufacturing Inc.: 1419 Chaffee Drive, Titusville, FL
85.  REPS Inc.: 1706 Ixora Drive W, Melbourne, FL 32935
86. Katherine Russell of Russell Wave: 600 N Knowles Avenue #5, Winter Park, FL 32789


                                  SCHEDULE 0(f)

87.  SCM Microsystems, Inc.: 160 Knowles Drive, Los Gatos, CA 95032
88.  SFI, Inc.: 1730 N Forsyth Road, Orlando, FL 32807
89. Systems Integration Solutions, Inc.: 3922 Coconut Palm Drive, Suite 106, Tampa, FL 33619
90.  SAGEM MORPHO, Inc.: 1145 Broadway Plaza, Tacoma, WA 98402
91.  Schlumberger Technologies, Inc.: 1601 Schlumberger Drive, Moorestown, NJ
     08057
92. Securenet Solutions: 261 Silver Spring Avenue, Suite B, Silver Spring, MD 20910
93.  Smart Go'fer: 370 Center Pointe Circle #1190, Altamonte Springs, FL 32701
94.  Southeastern Engineering: 1340 Clermont Street NE, Palm Bay, FL 32905
95.  Solutions Mfg., Inc.: 1938 Murrell Road, Rockledge, FL 32955
96.  James C. Stanley: 1134 Winged Foot Circle W, Winter Springs, FL 32708
97.  T-Francois Pfister: Australia
98.  Sunray's Web Creations
99.  TPI-Arcade, LLC: 7888 Route 98, Arcade, NY 14009
100.Andy Smith of TTI Inc.
101.TEK Industries, Inc.: 71 Utopia Road, Manchester, CT 06040
102.Tropical Lock & Security, Inc.: 8732 Palomino Drive, Lake Worth, FL 33467 103.Vivid Design: Delan, FL
104.Volaris Communications: 1101 Greenwood Boulevard, Suite 200, Lake Mary, FL
     32746
105.Al Vorkeller


                                  SCHEDULE 0(f)

ARTICLE 3.      SCHEDULE 1.1(g)

ARTICLE 4.

ARTICLE 5.      CONTRACTS

ARTICLE 6.


---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 7.  Second-Party(ies) Names      ARTICLE 8.  Title of Agreement                      ARTICLE 9.
                                                                                                     Date
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 10.  Jestertek,                  ARTICLE 11.  Sales Representative Agreement         ARTICLE 12.
Inc.                                                                                                 4/30/01
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 13.  SAGEM                       ARTICLE 14.  Value-Added Reseller Agreement         ARTICLE 15.
MORPHO, Inc.                                                                                         3/12/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 16.  Roy Neal &                  ARTICLE 17.  Distributorship Agreement              ARTICLE 18.
Associates, LLC                                                                                      3/21/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 19.  The Quasar                  ARTICLE 20.  Distributorship Agreement              ARTICLE 21.
Group, LLC                                                                                         4/12/2002
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 22.  Sales                       ARTICLE 23.  Distributorship Agreement              ARTICLE 24.
Consortium, Inc.                                                                                     4/19/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 25.  OTB                         ARTICLE 26.  Joint Venture Agreement                ARTICLE 27.
Services LLC                                                                                          5/1/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 28.  The Quasar                  ARTICLE 29.  Stock Purchase Agreement               ARTICLE 30.
Group, LLC                                                                                           7/15/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 31.  Dreifus                     ARTICLE 32.  Master Agreement for Services          ARTICLE 33.
Associates Limited, Inc.                                                                             8/19/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 34.  Artemis                     ARTICLE 35.  Distributorship Agreement              ARTICLE 36.
Solutions Group, LLC                                                                                 9/26/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 37.  Dreifus                     ARTICLE 38.  Development, Production, License       ARTICLE 39.
Associates Limited, Inc.                                  And Distribution Agreement                 10/1/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 40.  American                    ARTICLE 41.  Distributorship Agreement              ARTICLE 42.
Biometrics Systems, Inc.                                                                            10/16/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 43.  Biometric                   ARTICLE 44.  Distributorship Agreement              ARTICLE 45.
Security Solutions, Inc.                                                                            11/19/02
---------------------------------------  --------------------------------------------------  ---------------
ARTICLE 46.  BioMet                      ARTICLE 47.  Distributorship Agreement              ARTICLE 48.
Access, LLC                                                                                  None
---------------------------------------  --------------------------------------------------  ---------------


                                  SCHEDULE 0(g)

ARTICLE 49.      SCHEDULE 1.1(h)

ARTICLE 50.


                                TANGIBLE PROPERTY

Software                                    Equipment
Music - Vol. 1 Music Trax                   Apple Laser Pro
Music - Ultimate Club Mix                   Panasonic Phone
Family Dictionary                           Umax Astra 1220S Scanner
Book Shop                                   Diamond Supra Express 56K Modem
Best Products of the Year                   16" Color Monitor
Scan Maker X6EL Software                    Keyboard
Music - Priceless Jazz Sampler              Sharp Vision Projector
Spell Tool                                  Bell Phone
The Palms                                   NEC Monitor
File Maker                                  Magnavox Antenna
Plug in the Power                           Panasonic Phone
Developer Central & Net Innovations         Xerox Work Centre Xi70C
HP Deskjet 1220C Starter CD                 Refrigerator 20 Cbft
Power Photo's Starter Kit                   Emerson Microwave
Volume IV My Change                         Ibico Binding Machine
Music - Laserlight - New York Swing         Boston Paper Cutter
OP Limited Edition                          NEC JC Monitor 17"
Comstock Edition 12                         Macintosh Powerbook 5300 CS
Maccube Education Volume 4                  Brother IntelliFax 1450 MC Machine
Maccube Mutlimedia Volume 6                 Apple Laser Pro
Maccube Home & Office Volume 5              Sharp UX-1100 Fax Machine
Maccube Internet Mac Utilities Volume 7     Sharp Carousel Microwave
Pagis                                       HP Deskwriter 660C Printer
Laser Fax 3.5 Lite                          Macintosh 12" Monitor
Xerox Work Centre XI Series NT Installer    Time Clock
Iomega                                      Vision Service paper Port
ISP Version                                 17 Black GST America Phones
Model Sales & Marketing Letters             1 Burgundy GST America Phone
MD 5000 Alps Installation Disk Version 1.1  Supra Express 33.6 Modem
Retrospect                                  Macintosh Scanner
The Disc May 99                             3 Macintosh Keyboards
Print Artist                                5 Generic Keyboards
Websters International Encyclopedia 99      Scanco Maker 11SP
Delorme Street Atlas USA 4.0                2 Apple Monitors 12"
Macintosh Performa CD                       Paymaster Checkwriter
Calendars & More                            Boston Electronic Letter Opener
1996 Grolier Multimedia Encyclopedia        Freight master 100 Electronic Scale
Movie Pics Version 4.5                      Electric Power Condenser
Masterclips 1-32 Mac                        Aires 8088 Computer Hard Drive
Masterclips 1-3 Dover Mac                   Southwest Binding Machine
Masterclips Photo's 1-3 Mac                 Unix Monitor
Masterclips Photo's 4 Screen Res Mac        2 Photo Developing Lights


                                  SCHEDULE 0(h)

Masterclips Photo's NASA Objects Mac        Photo Developing Controller





                                  SCHEDULE 0(g)

SOFTWARE, CONT'D.                               EQUIPMENT, CONT'D
Masterclips Web Art Mac                         Apple 10' Monitor
Masterclips Animated GIF                        Radius Pivot Monitor 12"
Security & Netwrok Tools Power on Software      TElex Cassette Copier
Canon Creative & Printer Setup                  Bedford Computer Hard Drive
3000 Photo Gallery Expert Software              TSD Hard Drive
Visions of America Volume 20 Joseph Sohm        AGFA Hard Drive
3000 Photo Gallery #2 Expert Software           2 Panasonic KX-P1624
2000 Sound Efects Volume 1                      Hifax 17 Fax Machine
Light Point Learning Solutions                  Video Projector 3 Light
Click Art Express                               Lanier Fax/Copier
Appleworks 5                                    2 Laserwriter 11 Printers
Greatest Moments of the 20th Century            Toshiba Phone system
Holiday Clip Art Volume 1 & 2                   Wireless Camera
Canon Creative                                  Paper Shredder
Jump & Start 2nd Grade                          Vacuum
Jump & Start Kindergarden                       2 Computers - Generic
Courseware Solution                             Microwave
Learning @ The Speed of Change                  Paint sprayer
Complete Home/Office Legal Guide                HP 930C Printer
Compton 99 Encyclopedia                         Welder - Holox
Restore CD - emachine                           Pallet Jack
Buz                                             Torck Wrench
Learn to Speak Spanish                          Saw - Delta 2C
Using HTML                                      Manual Conveyor System
The Disc May 97
Max Your Mac                                    FURNITURE & FIXTURES
Digital Chisel 3                                3 Brown 5 Shelf Bookcases
Net Power                                       2 Gray/Black Secretary Desks
InDesign                                        Printer Stand Gray
Pagemaker 6.5                                   Two Shelf End Table White/Brown
Photo Delux                                     2 Metal File Cabinets
Word Perfect                                    White/Wood Computer Desk
Microsoft Word                                  1 Upright Green Back Chair
Adobe Press Ready                               1 Metal Burgundy Chair
Grade Machine Misty City Software               Gray Round table
Product Demonstartions                          Gray Desk 4 Drawers
Comstocks                                       3 Shelf Metal TV Stand
125,000 Art Explosion Volume 5 & 7              3 Blue Chairs
Click Art Express                               1 Blue Chair
Spell Tools Version 1.3.2 F                     Conference Table
Music for Multimedia                            White Board in Wall Cabinet
Sportware Golf                                  3'x6' Display Board
Adobe Photoshop 5.0 Tour & Training             2  5 Shelf Bookcases Light Brown
Adobe Photoshop 4.0 LE                          2  4 Shelf Bookcases Dark Brown
USB Drive Software 1.9 for Cyber Shot           4 Metal/Burgundy Chairs
INCA Son Vol IV MiCambio                        2 Cream Metal Chairs


                                  SCHEDULE 0(g)

Intellianance Macintosh Version 2.0.1 Disk      Fan 3'x3' cage
SOFTWARE, CONT'D.                               FURNITURE & FIXTURES, CONT'D.
Claris Impact 2.0                               2 Black Leather Chairs
3055 Stock Photos                               1 Wood/Gray trim Desk with Hutch
open Card Framework Software Development Kit    2 Wood 5 Shelf Bookcases
Draw Tools Version 1.0.1 Macintosh              1 Wood/Gray Desk
Paper & Textiles Stock Images Multimedia Tools  1 Wood Printer Stand Small
Alps Adobe Photo Deluxe 3.0                     1 Wood printer Stand 2 shelf
Too May Typefonts by Chestnut                   1 Wood End Table
CD Clip Art Collection #2 Mac                   1 Metal Copier Cabinet
125,000 Art Explosion Volume #2                 2 Metal Folding Chairs
3,500 Color Clip Art Expert Software            2 Cream Metal Chairs
Clip Art Newletters Expert Software             Gray Table
Corel Gallery 10,000 Clip Art Images            2 Black 3-light Halogen Lamps
Key Clip Art Softkey                            1 Blue Chair
125,000 Art Explosion #10                       Dark Blue Chair
Illustrator Type Magic                          5 Metal Burgundy Chairs
Masterclips Videos & Fonts                      2 Light Brown 5 Shelf Bookcases
Multimedia Clips Multimedia Tools               4 Dark Brown 5 Shelf Bookcases
Clip Art Maps & Landmarks                       One White Lamp
125,000 Art Explosion #6                        2 Door Metal Office Supply Cabinet
125,000 Art Explosion #8                        Wood Desk Large 5 Drawer
Appleworks 5                                    Radio Shack Printer Cabinet
Key Photoclips Softkey                          4 3x4 bulletin Boards
Key Photoclips #2 Softkey                       Brown Folding Table 6'x2  '
MGI Photo Suite 8.0                             1 White Metal Chair
10,000 Graphics Pack Volume 1                   5'x4' White Board
Professional Multimedia                         2 Folding Tables 2'x3'
Copernicus Multimedia Images Pierian Spring     2 Partitions 4'x6' Gray
ARCsoft Photo Fantasy 2000                      White Step Ladder 2'
Headline & Text Fonts Multimedia Tools          2 Partitions 4'x5' Maroon
Typefonts                                       1 Blue Chair
Topex/Poseidon Volume TP1 0001                  Metal Shelving
Music - Priceless Jazz Sampler 5                3 Halogen Lamps
2000 Music Clips Media Graphics                 2 Folding Chairs metal
WAV Sound Effects Home Ofc Help                 2 Black Shelf Cabinets
Music - K-Tel Hooked on Classics                1 Blue Rolling Chair
Music - Great American Composers                Metal 5 Drawer Desk
Tune Your Brain                                 Wood 2 Drawer Small Desk
Music - Hooked on Swing 3 K-Tel                 2 Gray Metal Desk Ends
Music - Premium Collection Sax on the Rocks     1  2-Drawer Gray Metal letter File Cabinet
3,500 Color Clip Art Expert Software            L-Desk/Credenza Light Brown
Synthesizer Spectactular #1 & 2                 10 Leather Conf. Chairs High back
Sound EFX Multimedia Tools                      Silver Work Station & Corner
Metro 5 Cakewalk                                Desk & Credenza Glass Tops
Photoframe 2.0 Avenue/Quark                     16 Black Chairs - Assembly
125,000 Art Explosion Volume # 13               2 Gray Metal Box Carts
Americas Learning Exchange                      Beige  4-Drawer Lateral File
                                                2 Yellow Hand Trucks


                                  SCHEDULE 0(g)

                                                FURNITURE & FIXTURES, CONT'D.
                                                Divider Panels
                                                2  Lt. Wood 2-Drawer Lateral Files
                                                2  Beige 4-Drawer Lateral Files
                                                Folding Room Divider




                                  SCHEDULE 0(g)

                                   SCHEDULE 0

                          ALLOCATION OF PURCHASE PRICE


-------------------------------------------  ----------------------------
ARTICLE 51.  Asset                           ARTICLE  52.  Allocation
-------------------------------------------  ----------------------------
ARTICLE 53.  1.  INTELLECTUAL PROPERTY,      ARTICLE 54.  $700,000.00
                     INCLUDING PATENT AND
                     TRADEMARK APPLICATIONS
-------------------------------------------  ----------------------------
ARTICLE 55.  2. INVENTORY                    ARTICLE  56.
-------------------------------------------  ----------------------------
ARTICLE 57.  3. PRODUCTION EQUIPMENT,        ARTICLE  58.  $50,000.00
                    FURNITURE, COMPUTERS,
                    SOFTWARE, MOLDS AND
                    TOOLING
-------------------------------------------  ----------------------------
ARTICLE 59.                                  ARTICLE  60.
-------------------------------------------  ----------------------------




                                   SCHEDULE 0

                                   EXHIBIT "A"
                                   -----------

                  ASSIGNMENT OF LICENSES, CONTRACTS, AND OTHER
                  --------------------------------------------
                  INTANGIBLE PROPERTY AND ASSUMPTION AGREEMENT
                  --------------------------------------------
                    (Smart Biometrics to Sequiam Biometrics)

     THIS ASSIGNMENT OF LICENSES, CONTRACTS, AND OTHER INTANGIBLE PROPERTY AND ASSUMPTION AGREEMENT ~ Smart Biometrics to Sequiam Biometrics (this "Assignment"), is made effective as of _________, 2003 (the "Effective Date"), by and between SMART BIOMETRICS, INC., a Florida corporation ("Assignor"), and SEQUIAM BIOMETRICS, INC., a Florida corporation ("Assignee").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers unto Assignee, effective as of the Effective Date, all right, title, claim and interest in, to and under all of the assets used in or useful to the Assignor's business of researching, developing and manufacturing the Biometrics Device (the "Business"), including, without limitation: all intellectual property related to the research, development and manufacture of the Device; Seller's distributor network; Seller's names and logos; Seller's patent application filed and pending in the United States Patent and Trademark Office ("USPTO"); and Seller's trademarks and service marks, and trademark application filed and pending with the USPTOon the terms and conditions set forth in the Agreement (collectively, the "Assets"). The Assets include, but are not limited to, those identified on Attachment "A," attached hereto.
---------------

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers unto Assignee, effective as of the Effective Date, all of Assignor's right, claim and interest in, to and under Assignor's rights and privileges in and to those certain confidentiality agreements by and between Assignor and Assignor's current or former employees, identified on Attachment "B", attached hereto and incorporated
                                --------------
herein by this reference (collectively, the "Confidentiality Agreements"). Assignee shall have all of the same right, privilege and interest in, to and under the Confidentiality Agreements as Assignor and shall be able to enforce such Confidentiality Agreements to the full extent permitted by law without participation from Assignor. In the event that Assignee is not able to enforce the Confidentiality Agreements to the full extent available to Assignor, then Assignor shall enforce the Confidentiality Agreements for and on behalf of Assignee, at Assignee's direction and Assignee's sole cost and expense.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns and transfers unto Assignee, effective as of the Effective Date, all of Assignor's right, claim and interest in, to and under Assignor's rights and privileges in and to those certain contracts by and between Assignor and certain third-parties, attached hereto as Attachment "C" (collectively, the "Contracts"). Assignee shall have all of the same right, privilege and interest in, to and under the Contracts as Assignor and shall be able to enforce such Contracts to the full extent permitted by law without participation from Assignor. In the event that Assignee is not able to enforce the Contracts to the full extent available to Assignor, then Assignor shall enforce the Contracts for and on behalf of Assignee, at Assignee's direction and Assignee's sole cost and expense.


                              Exhibit "A" - Page 1

     ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

     1.     Assumption Related to Assets.  Except as set forth in Section 2
            ----------------------------
below, Assignee hereby assumes any debt, duty, obligation and liability of Assignor directly related to the Assets to the extent that such debt, duty, liability or obligation arises from and after the Effective Date hereof (each, a "Prospective Obligation"). From and after the Effective Date hereof, Assignor hereby retains any and all debts, duties, liabilities and obligations directly related to the Assets other than the Prospective Obligations.

     2.     Retention of Obligations Under Confidentiality Agreements/Indemnity.
            -------------------------------------------------------------------
From and after the Effective Date hereof, Assignor hereby retains any and all debts, duties, liabilities and obligations pursuant to the Confidentiality Agreements, whether arising before or after the Effective Date (each, an "Employment Obligation"). Assignor hereby indemnifies Assignee and each Representative of Assignee against and shall defend, protect and hold harmless Assignee and each such Representative from and against any and all Claims from time to time incurred by Assignee or such Representative concerning any Employment Obligation. The term "Representative" means and includes, with respect to Assignee, each shareholder, director, officer, manager, constituent member, constituent partner, trustor, beneficiary, trustee, successor-in-interest, predecessor-in-interest, affiliate, employee, agent, attorney or other representative of Assignee, expressly excluding however, any other party to this Assignment. The term "Claim" means and includes any claim, demand, action, cause of action, loss, damage, judgment, award, compromise or settlement, debt, responsibility, liability, obligation, lien, encumbrance, cost or expense, including reasonable attorneys fees, expert witness fees, accounting fees and related costs, incurred by a party hereto or any Representative of such party.

     3.     Possession.  From and after the Effective Date hereof, Assignee
            ----------
shall have sole possession of the Assets.

     4.     Representations  and Warranties.  Assignor hereby affirms and renews
            -------------------------------
each representation and warranty of Assignor set forth in Section 3 of the Asset Purchase Agreement by and between Assignor and Assigne, dated May _____, 2003 (the "Purchase Agreement"), and its related subsections, which are hereby incorporated into this Assignment.

     5.     Binding Effect.     This Assignment shall be binding on and inure to
            --------------
the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     6.     Governing  Law.     This Assignment shall be governed  by  and
            --------------
construed in accordance with the laws of the State of California.

     7.     Further  Assurances.  Both parties shall provide all further
            -------------------
assurances, shall take all further actions and shall execute, acknowledge, verify, certify, enter into, deliver, record and/or file any and all agreements, contracts, amendments, assignments, statements, certificates, instruments and other documents necessary or appropriate to close, consummate and effect the transactions contemplated by this Assignment.


                              Exhibit "A" - Page 2

     IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Assignment as of the Effective Date hereof.


"ASSIGNOR"

SMART BIOMETRICS, INC.,
a Florida corporation

By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------


"ASSIGNEE"

SEQUIAM BIOMETRICS, INC.,
a Florida corporation


By:
   -------------------------------------------
   Nicholas VandenBrekel, President


                              Exhibit "A" - Page 3

                                 ATTACHMENT "A"

                                     ASSETS
                                     ------


     1.     Intellectual Property.  All right, title and interest in and to any
            ---------------------
and all present and future intellectual property rights with respect to the Business, including, without limitation, the designs, formulae, know-how, trade secrets, processes, compositions, drawings, specifications, patterns, blueprints, plans, files, notebooks and records, proprietary and technical information, computer software, licenses of technology, and any and all other intangible personal property, together with all rights to and applications, licenses and franchises for, any of the foregoing, relating to the Business and all other intangible personal property used in or useful in the Business or with the Device;

     2.     Distributor Network.  All right, title and interest in and to
            -------------------
Seller's distributor network;

     3.     Names and Logos. All right, title and interest in and to the name,
            ---------------
"Smart Biometrics," "Biometrics," and any and all other names and logos created, developed and/or used by Seller in the Business.

     4.     Patent Application. All right, title and interest in and to Seller's
            ------------------
patent application filed in connection with the Device and pending in the USPTO, Provisional Patent Application No. 60/302,154 and Nonprovisional Patent Application No. 10/185,453.

     5.     Trademarks/Trademark Application.  All right, title and interest in
            --------------------------------
and to any and all trademarks and service marks used by Seller in connection with the Business and/or the Device, and Seller's trademark application filed and pending with the USPTO, Serial No. 78230740.

     6.     Confidentiality Agreements.  All right, title and interest in and to
            --------------------------
those certain confidentiality agreements regarding the Assets identified on
Schedule 1.1(f).

     7.     Contracts.  All right, title and interest in and to those certain
            ---------
contracts to which Seller is a party, identified on Schedule 1.1(g);

     8.     Tangible Business Property.  All of Seller's parts inventory, work
            --------------------------
in-process and finished goods inventory, prototypes, molds, tooling, production equipment, furniture, computers and software; and

     9.     Customer Lists.  All of Seller's customer lists  and  business
            --------------
contacts.


                              Exhibit "A" - Page 4

                                 ATTACHMENT "B"

                           CONFIDENTIALITY AGREEMENTS
                           --------------------------


                [Please insert description from Schedule 1.1(f)]






                              Exhibit "A" - Page 5

                                 ATTACHMENT "C"

                                    CONTRACTS
                                    ---------

                       [Please attach original contracts]






                              Exhibit "A" - Page 6

                                   EXHIBIT "B"
                                   -----------

               PATENT ASSIGNMENT AND RECORDATION FORM COVER SHEET
               --------------------------------------------------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
         (Smart Biometrics to Sequiam Biometrics re: Patent Application)

This ASSIGNMENT AND ASSUMPTION AGREEMENT ~ Smart Biometrics to Sequiam Biometrics re: Patent Application (this "Assignment") is made effective as of May __, 2003 (the "Effective Date"), by and between SMART BIOMETRICS, INC., a Florida corporation ("Assignor"), and SEQUIAM BIOMETRICS, INC., a Florida corporation ("Assignee"), based on the following recitals:

                                 R E C I T A L S

               A. Prior to the Effective Date hereof, Assignor was engaged in the business of research, development, testing, manufacture and production of, among other things, a high-tech, fingerprint-recognition gunlock known as the Biometrics Device (the "Business").

     B. As required by that certain Asset Purchase Agreement by and between Assignor and Assignee, dated as of the Effective Date hereof (the "Agreement"), Assignor has agreed to contribute to Assignee, and assign and transfer to Assignee, effective as of the Effective Date hereof, all right, title and interest in and to its United States Provisional Patent Application No. 60/302,154, and Nonprovisional Patent Application No. 10/185,453 seeking patent registration for the Biometrics Device (the "Application").

     C. As required by the Agreement, Assignor now desires to make, execute and deliver this Assignment conveying all right, title and interest in and to the Application; and Assignor desires accept this Assignment.

NOW, THEREFORE, for and in consideration of the mutual promises, agreements and covenants set forth in the Agreement and this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

               1.   Assignment. Assignor does hereby assign, transfer, set over
                    ----------
          and deliver unto Assignee, its successors and assigns, all right, title and interest in and to the Application, all books and records related to the Application and all agreements, instruments and other documents evidencing the Application.

     2.     Acceptance and Assumption.  Assignee hereby accepts the foregoing
            -------------------------
assignment. Assignor and Assignee hereby understand, acknowledge, reaffirm and agree that such assignment and acceptance are expressly contingent upon on terms and conditions set forth in the Agreement.

     3.     Indemnity.  Assignor and Assignee hereby understand, acknowledge,
            ---------
reaffirm and agree that pursuant to Section 11 of the Agreement and its related subsections, each party has granted


                              Exhibit "B" - Page 1
the other party, as well as certain other affiliated entities, certain rights of indemnification with respect to Claims arising from or related to the obligations assumed by such party.

     4.     Representations and Warranties.  Assignor hereby affirms and renews
            ------------------------------
each representation and warranty of Assignor set forth in Section 3 of the Agreement and its related subsections, which are hereby incorporated into this Assignment.

     5.     Further Assurances.  By the Effective Date hereof, or as soon as
            ------------------
reasonably possible thereafter, Assignor shall deliver to Assignee physical possession of the Application, all books and records related to the Application, and all agreements, instruments and other documents evidencing the Application. Both parties shall provide all further assurances, shall take all further actions and shall execute, acknowledge, verify, certify, enter into, deliver, record and/ or file any and all agreements, contracts, amendments, assignments, statements, certificates, instruments and other documents necessary or appropriate to close, consummate and effect the transactions contemplated by this Assignment.

     6.     General Matters.  This Assignment shall be (a) binding upon, and
            ---------------
inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns, and (b) construed in accordance with the laws of the State of California, without regard to the application of choice of law principles, except to the extent such laws are superseded by federal law. Each term bearing initial capital letters in this Assignment, but not otherwise defined herein, shall have the meaning ascribed to such term under the Agreement.

IN WITNESS WHEREOF, Assignor has made, executed and delivered this Assignment and Assignee has accepted, executed and delivered this Assignment as of the Effective Date hereof.

"Assignor"

SMART BIOMETRICS, INC.,
a Florida corporation


By:
   ---------------------------------------
Its:
    --------------------------------------

"ASSIGNEE"

SEQUIAM BIOMETRICS, INC.,
a Florida corporation

By:
   ---------------------------------------
Its:
    --------------------------------------


                              Exhibit "B" - Page 2

                                   EXHIBIT "C"
                                   -----------

              TRADEMARK ASSIGNMENT AND RECORDATION FORM COVER SHEET
              -----------------------------------------------------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
       (Smart Biometrics to Sequiam Biometrics re: Trademark Application)

This ASSIGNMENT AND ASSUMPTION AGREEMENT ~ Smart Biometrics to Sequiam Biometrics re: Trademark Application (this "Assignment") is made effective as of May __, 2003 (the "Effective Date"), by and between SMART BIOMETRICS, INC., a Florida corporation ("Assignor"), and SEQUIAM BIOMETRICS, INC., a Florida corporation ("Assignee"), based on the following recitals:

                                 R E C I T A L S

               A. Prior to the Effective Date hereof, Assignor was engaged in the business of research, development, testing, manufacture and production of, among other things, high-tech, a fingerprint recognition gunlock known as the Biometrics Device (the "Business").

     B. As required by that certain Asset Purchase Agreement by and between Assignor and Assignee, dated as of the Effective Date hereof (the "Agreement"), Assignor has agreed to contribute to Assignee, and assign and transfer to Assignee, effective as of the Effective Date hereof, all right, title and interest in and to its trademark application, Serial No. 78230740 seeking trademark registration for the trademark, "Smart Biometrics," (the "Application").

     C. As required by the Agreement, Assignor now desires to make, execute and deliver this Assignment conveying all right, title and interest in and to the Application; and Assignor desires accept this Assignment.

NOW, THEREFORE, for and in consideration of the mutual promises, agreements and covenants set forth in the Agreement and this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

     1.     Assignment.  Assignor does hereby assign, transfer, set over and
            ----------
deliver unto Assignee, its successors and assigns, all _______ right, title and interest in and to the Application, all books and records related to the Application and all agreements, instruments and other documents evidencing the Application.

     2.     Acceptance and Assumption.  Assignee hereby accepts the foregoing
            -------------------------
assignment. Assignor and Assignee hereby understand, acknowledge, reaffirm and agree that such assignment and acceptance are expressly contingent upon on terms and conditions set forth in the Agreement.

     3.     Indemnity.  Assignor and Assignee hereby understand, acknowledge,
            ---------
reaffirm and agree that pursuant to Section 11 of the Agreement and its related subsections, each party has granted the other party, as well as certain other affiliated entities, certain rights of indemnification with respect to Claims arising from or related to the obligations assumed by such party.


                              Exhibit "C" - Page 1

4.     Representations and Warranties.  Assignor hereby affirms and renews each
       ------------------------------
representation and warranty of Assignor set forth in Section 3 of the Agreement and its related subsections, which are hereby incorporated into this Assignment.

     5.     Further Assurances.  By the Effective Date hereof, or as soon as
            ------------------
reasonably possible thereafter, Assignor shall deliver to Assignee physical possession of the Application, all books and records related to the Application, and all agreements, instruments and other documents evidencing the Application. Both parties shall provide all further assurances, shall take all further actions and shall execute, acknowledge, verify, certify, enter into, deliver, record and/ or file any and all agreements, contracts, amendments, assignments, statements, certificates, instruments and other documents necessary or appropriate to close, consummate and effect the transactions contemplated by this Assignment.

      6.     General Matters.  This Assignment shall be (a) binding upon, and
             ---------------
inure tothe benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns, and (b) construed in accordance with the laws of the State of California, without regard to the application of choice of law principles, except to the extent such laws are superseded by federal law. Each term bearing initial capital letters in this Assignment, but not otherwise defined herein, shall have the meaning ascribed to such term under the Agreement.

IN WITNESS WHEREOF, Assignor has made, executed and delivered this Assignment and Assignee has accepted, executed and delivered this Assignment as of the Effective Date hereof.

"Assignor"

SMART BIOMETRICS, INC.,
a Florida corporation


By:
   -----------------------------------------
Its:
    ----------------------------------------

"ASSIGNEE"

SEQUIAM BIOMETRICS, INC.,
a Florida corporation


By:
   -----------------------------------------
Its:
    ----------------------------------------


                              Exhibit "C" - Page 2

                                   EXHIBIT "D"
                                   -----------

                                  BILL OF SALE
         (Tangible Property from Smart Biometrics to Sequiam Biometrics)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of ___________, 2003 (the "Effective Date"), the undersigned, SMART BIOMETRICS, INC., a Florida corporation ("Assignor"), hereby grants, bargains, conveys, transfers, assigns and delivers unto SEQUIAM BIOMETRICS, INC., a Florida corporation ("Assignee"), all of Assignor's right, title and interest in and to those certain tangible assets (the "Assigned Assets") specifically identified on Attachment "A" attached hereto and
                                    --------------
incorporated herein by this reference.

TO HAVE AND TO HOLD the Assigned Assets unto Assignee and its successors and assigns forever, Assignor hereby represents and warrants to Assignee and its successors and assigns that Assignor has the right, power and authority to transfer the Assigned Assets to Assignee and that Assignor hereby agrees to defend the title to the Assigned Assets unto Assignee and its successors and assigns against any person claiming an interest in the Assigned Assets, or any part thereof.

Assignor hereby affirms and renews each representation and warranty of Assignor set forth in Section 3 of the Asset Purchase Agreement by and between Assignor and Assigne, dated May _____, 2003 (the "Purchase Agreement"), and its related subsections, which are hereby incorporated into this Bill of Sale.

This Bill of Sale may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument and each of which taken separately shall constitute an original for all purposes.

     IN WITNESS WHEREOF, Assignor has made, executed and delivered this Bill of Sale as of the Effective Date hereof.

"ASSIGNOR"

SMART BIOMETRICS, INC.,
a Florida corporation


By:
   ----------------------------------
Its:
    ---------------------------------

"ASSIGNEE"

SEQUIAM BIOMETRICS, INC.,
a Florida corporation


By:
   ----------------------------------
Its:
    ---------------------------------


                              Exhibit "D" - Page 1

                                 ATTACHMENT "A"

                                TANGIBLE PROPERTY
                                -----------------

                [Please attach description of Tangible Property]






                              Exhibit "D" - Page 2

                                   EXHIBIT "E"
                                   -----------

                               AGREEMENT REGARDING
                   CONFIDENTIAL INFORMATION AND WORK PRODUCTS

     This AGREEMENT REGARDING CONFIDENTIAL INFORMATION AND WORK PRODUCTS (this "AGREEMENT") is entered into effective as of May _____, 2003 (the "EFFECTIVE DATE"), by and between SEQUIAM BIOMETRICS, INC., a Florida corporation (the "COMPANY"), and _________________ ("EMPLOYEE"), with reference to the following recitals:

     A. Employee has been an employee of Smart Biometrics, Inc., a Florida corporation ("Seller").

     B. Pursuant to that certain Asset Purchase Agreement by and between the Company and Seller, dated as of the Effective Date hereof (the "Purchase Agreement"), Seller agreed to cause Employee to enter into this Agreement with the Company.

     C. Employee desires to enter into this Agreement in satisfaction of the conditions set forth in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Definitions.
            -----------

           1.1 The term "CONFIDENTIAL INFORMATION" means proprietary techniques and confidential information that the Seller has transferred or will transfer to the Company or that Employee received or will receive under conditions of confidentiality. Confidential Information is to be broadly defined and includes (i) all information that has or could have commercial value or other utility in the business in which either the Seller or the Company is or was engaged or in which the Company contemplates engaging, (ii) all information that, if disclosed without authorization, could be detrimental to the interest of the Company, whether or not such information is identified as Confidential Information by the Seller or the Company; and (iii) all information relating to the business formerly conducted by Seller and to be conducted by the Company, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by Employee alone or with others, and whether or not conceived or developed during regular working hours. By example and without limitation, Confidential Information includes all information relating to techniques, processes, formulas, trade secrets, inventions, discoveries, improvements, research or development test results, specifications, data, know-how, formats, marketing plans, business plans, strategies, forecasts, non-published financial information, budgets, projections, and customer and supplier identities, characteristics, and agreements. The term "Confidential Information" shall not include any information of the type specified above to the extent that such information is or becomes publicly known or generally utilized by others engaged in the same business or activities in which the Company utilized, developed or otherwise acquired such information (other than by reason of Employee's breach of this Agreement). Failure to mark any Confidential Information as confidential shall not affect its status as Confidential Information under this Agreement.

           1.2 The term "WORK PRODUCTS" means and includes, without limitation, a discovery, a development, a design, an improvement, an invention, a know-how, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, business plans, software programs (including the object and source code thereto) or a list (whether in written form or otherwise) of actual or potential customers or suppliers, which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     2.     OWNERSHIP.
            ---------


                              Exhibit "E" - Page 1

          2.1     CONFIDENTIAL INFORMATION.   EMPLOYEE HEREBY ACKNOWLEDGES AND
                  ------------------------
AGREES THAT ALL RIGHT, TITLE AND INTEREST IN AND TO ANY CONFIDENTIAL INFORMATION SHALL BE AND SHALL REMAIN THE EXCLUSIVE PROPERTY OF THE COMPANY, AND THAT ANY CONFIDENTIAL INFORMATION WHICH EMPLOYEE ACQUIRED FROM THE SELLER OR ACQUIRES FROM THE COMPANY WAS AND IS RECEIVED IN CONFIDENCE AND AS A FIDUCIARY OF THE SELLER OR THE COMPANY.

          2.2     Work  Products.  Employee hereby acknowledges that any and all
                  --------------
Work Products which may have been or are made, developed or conceived of in whole or in part by Employee, or any of Employee's representatives working with Employee, in connection with the services performed by Employee on behalf of Seller or the Company or relating to the business of the Seller or the Company, shall belong solely and exclusively to the Company.

                    (a) ASSIGNMENT OF WORK PRODUCT. EMPLOYEE HEREBY ASSIGNS TO
                        --------------------------
THE COMPANY EMPLOYEE'S ENTIRE RIGHT, TITLE AND INTEREST, INCLUDING ALL PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK AND OTHER PROPRIETARY RIGHTS, IN ANY AND ALL WORK PRODUCTS.

                    (b) DOCUMENTATION. EMPLOYEE SHALL, AT NO CHARGE TO THE
                        -------------
COMPANY, EXECUTE AND AID IN THE PREPARATION OF ANY AND ALL DOCUMENTATION THAT THE COMPANY MAY CONSIDER NECESSARY OR HELPFUL TO OBTAIN OR MAINTAIN, AT THE COMPANY'S EXPENSE, ANY PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER PROPRIETARY RIGHTS. THE COMPANY SHALL REIMBURSE EMPLOYEE FOR REASONABLE OUT-OF-POCKET EXPENSES INCURRED UNDER THIS SECTION.

                    (c) REASONABLENESS OF RESTRICTIONS. EMPLOYEE HAS CAREFULLY
                        ------------------------------
READ AND CONSIDERED THE PROVISIONS OF THIS SECTION AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTION ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND ITS BUSINESS.

     3.     Disclosure and Use.  At all times from and after the Effective Date,
            ------------------
Employee shall hold in trust, keep confidential and shall not directly or indirectly make use of, copy, disclose, reveal, report, publish or transfer to any third party any Confidential Information or Work Products without the prior written approval of the Company. Employee shall not cause the transmission, removal, or transport of Confidential Information or Work Products from the Company's principal places of business or such other place specified by the Company without prior written approval of the Company. Employee acknowledges that the unauthorized use or disclosure of Confidential Information or Work Products may be highly prejudicial to the interest of the Company. Employee will not publish, disclose or otherwise disseminate such Confidential Information or Work Products without the prior written approval of the Company.

     4.     Return of Company's Property.  Within three (3) calendar  days
            ----------------------------
following the sale, transfer or assignment of all of Employee's ownership interest in the Company, Employee shall deliver to the Company all of the Company's or any of its affiliates' property and the Company's or any of its affiliates' non-personal documents and data of any nature and in whatever medium provided to Employee, including, without limitation, information pertaining to the Company or any of its affiliates or the Seller or any of its affiliates, and Employee will return to the Company and will not take with Employee any such property, documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Confidential Information or Work Products.

     5.     Remedies.  Each party hereto has carefully read and considered the
            --------
provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement are fair and reasonable and are reasonably required for the protection of the interests of each party hereto.

          5.1     Injunctive Relief.  Each party hereto acknowledges and agrees
                  -----------------
that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of the Company and its business; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a unique and extraordinary value; and (iii) a breach of any of such covenants will result in irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, the non-defaulting


                              Exhibit "E" - Page 2
party shall be entitled to seek injunctive or other equitable relief to restrain or enjoin Employee from breaching any such covenant or to specifically enforce the provisions of this Agreement.

          5.2     Cumulative Remedies.  Notwithstanding any provision of this
                  -------------------
Agreement to the contrary, the parties agree that no remedy conferred by any specific provision of this Agreement (including without limitation, this Section) is intended to be exclusive of any other remedy, and that each and every remedy shall be cumulative and shall be in addition to every other remedy available at law, in equity, by statute or otherwise.

          5.3     Severability.  In the event that any one or more provisions of
                  ------------
this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remainder hereof shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement are held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

     6.     General Provisions.
            ------------------

          6.1     Attorneys Fees.  In any action (including, without limitation,
                  --------------
any mediation, arbitration, administrative proceeding or judicial proceeding) between or among the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in such action shall be entitled to receive its reasonable costs and expenses incurred in connection with such action, including without limitation, reasonable attorneys fees, expert witness fees and accounting fees.

          6.2     No Waiver.  A waiver by any party of a breach of any of the
                  ---------
covenants, conditions or agreements under this Agreement made or to be performed by any other party shall not be construed as a waiver of such breach by any other party or as a waiver of any succeeding breach of the same or any other covenant, agreement, restriction or condition of this Agreement.

          6.3     Modifications.  No alteration, change or modification of or to
                  -------------
this Agreement shall be effective unless it is made in writing and signed by all parties hereto.

          6.4     Entire  Agreement.  This Agreement contains the entire
                  -----------------
understanding between the parties relating to the transactions contemplated by this Agreement, and all prior agreements, understandings, representations and statements relating to the transactions contemplated herein are superseded by this Agreement and shall be of no further force or effect.

          6.5     Execution and Counterparts.  This Agreement may be executed in
                  --------------------------
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall not become effective unless and until it is fully executed; provided, however, that copies of signatures received by telefacsimile shall be deemed to be original signatures, provided originals of such copies are delivered within a reasonable time following the Effective Date hereof.

          6.6     Further Assurances.  Each party shall sign any other and
                  ------------------
further instruments and documents and shall take any other and further actions as might be necessary or proper in order to accomplish the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date hereof.

SEQUIAM BIOMETRICS, INC.,
a Florida corporation

By:
   -------------------------------------    ------------------------------------
   Nicholas H. VandenBrekel, CEO            [Employee Signature]
                                            Print Name:
                                                       -------------------------


                              Exhibit "E" - Page 3